Exhibit 99.1
BENJAMIN FRANKLIN BANCORP, INC.
YEARS ENDED DECEMBER 31, 2008, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
   Benjamin Franklin Bancorp, Inc.:
We have audited the accompanying consolidated balance sheets of Benjamin Franklin Bancorp, Inc. and subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Benjamin Franklin Bancorp, Inc. and subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Benjamin Franklin Bancorp, Inc.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 9, 2009 expressed an unqualified opinion on the effectiveness of Benjamin Franklin Bancorp, Inc.’s internal control over financial reporting.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 9, 2009

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Dollars in thousands)

ASSETS

Cash and due from banks	$9,289	$12,226
Cash supplied to ATM customers	28,092	42,002
Short-term investments	8,246	10,363

Total cash and cash equivalents	45,627	64,591

Securities available for sale, at fair value	187,956	156,761
Restricted equity securities, at cost	11,695	11,591
Loans, net of allowance for loan losses of $7,929 in 2008 and $5,789 in 2007	688,829	606,946
Premises and equipment, net	4,979	5,410
Accrued interest receivable	3,667	3,648
Bank-owned life insurance	11,110	10,700
Goodwill	33,763	33,763
Other intangible assets	1,914	2,474
Other assets	8,200	7,394

	$997,740	$903,278

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$109,743	$113,023
Interest-bearing	543,185	504,345

Total deposits	652,928	617,368

Short-term borrowings	34,500	2,500
Long-term debt	189,046	162,784
Deferred gain on sale of premises	3,279	3,531
Other liabilities	8,192	9,651

Total liabilities	887,945	795,834

Commitments and contingencies (Notes 6 and 12)

Stockholders’ equity:
Common stock, no par value, 75,000,000 shares authorized: 7,842,015 shares issued and 7,713,788 shares outstanding at December 31, 2008; 8,030,415 shares issued and 7,856,172 shares outstanding at December 31, 2007	—	—
Additional paid-in capital	75,140	77,370
Retained earnings	39,923	38,515
Unearned compensation	(6,303)	(7,094)
Accumulated other comprehensive income (loss)	1,035	(1,347)

Total stockholders’ equity	109,795	107,444

	$997,740	$903,278

See accompanying notes to consolidated financial statements.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Loans, including fees	$40,575	$39,182	$37,676
Debt securities	7,651	7,432	5,374
Dividends	503	707	551
Short-term investments	418	852	658

Total interest and dividend income	49,147	48,173	44,259

Interest expense:
Deposits	13,401	16,985	14,547
Short-term borrowings	64	272	320
Long-term debt	8,709	7,231	5,996

Total interest expense	22,174	24,488	20,863

Net interest income	26,973	23,685	23,396
Provision for loan losses	2,298	634	201

Net interest income, after provision for loan losses	24,675	23,051	23,195

Other income (charges):
ATM servicing fees	1,144	2,534	3,059
Deposit servicing fees	1,769	1,487	1,428
Other loan-related fees	782	935	487
Gain (loss) on loans sold and held for sale, net	265	680	(2,030)
Gain (loss) on sale/write-down of securities, net	—	38	(25)
Gain (loss) on sale/write-down of premises, net	252	450	(495)
Gain on trading assets	—	264	—
Gain on sale of CSSI customer list	92	203	—
Income from bank-owned life insurance	410	402	347
Miscellaneous	957	817	753

Total other income	5,671	7,810	3,524

Operating expenses:
Salaries and employee benefits	13,477	14,687	11,682
Occupancy and equipment	3,507	3,456	2,631
Data processing	2,299	2,411	1,945
Professional fees	1,126	859	1,289
Marketing and advertising	555	611	778
Amortization of intangible assets	627	803	1,064
Other general and administrative	3,117	2,860	2,948

Total operating expenses	24,708	25,687	22,337

Income before income taxes	5,638	5,174	4,382
Provision (benefit) for income taxes	1,969	1,532	(358)

Net income	$3,669	$3,642	$4,740

Weighted-average shares outstanding:
Basic	7,300,611	7,644,470	7,949,042
Diluted	7,383,386	7,686,543	7,953,739

Earnings per share:
Basic	$0.50	$0.48	$0.60
Diluted	$0.50	$0.47	$0.60
See accompanying notes to consolidated financial statements.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2008, 2007 and 2006

						Accumulated
			Additional			Other	Total
	Common Stock		Paid-in	Retained	Unearned	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Compensation	Income (Loss)	Equity
	(Dollars in thousands, except per share amounts)
Balance at December 31, 2005	8,488,898	$—	$82,849	$32,942	$(5,353)	$(2,326)	$108,112

Comprehensive income:
Net income	—	—	—	4,740	—	—	4,740
Net unrealized gain on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	—	424	424

Total comprehensive income							5,164

Common stock repurchased	(239,096)	—	(3,373)	—	—	—	(3,373)
Issuance of common stock in connection with stock incentive plan (218,335 shares)	—	—	3,046	—	(3,046)	—	—
Share-based compensation — restricted stock	—	—	—	—	277	—	277
Share-based compensation — stock options	—	—	347	—	—	—	347
Common stock held by ESOP committed to be released (15,940 shares)	—	—	40	—	184	—	224
Dividends declared ($.13 per share)	—	—	—	(1,048)	—	—	(1,048)
Adjustment to initially apply FASB Statement No. 158	—	—	—	—	—	(298)	(298)

Balance at December 31, 2006	8,249,802	—	82,909	36,634	(7,938)	(2,200)	109,405

Comprehensive income:
Net income	—	—	—	3,642	—	—	3,642
Net unrealized gain on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	—	752	752
FASB Statement No. 158 tax effect adjustment	—	—	—	—	—	101	101

Total comprehensive income							4,495

Common stock repurchased	(441,890)	—	(6,271)	—	—	—	(6,271)
Issuance of common stock in connection with stock incentive plan (18,034 shares)	—	—	225	—	(225)	—	—
Share-based compensation — restricted stock	48,260	—	—	—	690	—	690
Forfeiture of restricted stock	—	—	(193)	—	193	—	—
Share-based compensation — stock options	—	—	657	—	—	—	657
Common stock held by ESOP committed to be released (15,940 shares)	—	—	43	—	186	—	229
Dividends declared ($.22 per share)	—	—	—	(1,761)	—	—	(1,761)

Balance at December 31, 2007	7,856,172	—	77,370	38,515	(7,094)	(1,347)	107,444

Comprehensive income:
Net income	—	—	—	3,669	—	—	3,669
Net unrealized gain on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	—	2,382	2,382

Total comprehensive income							6,051

Common stock repurchased	(190,000)	—	(2,608)	—	—	—	(2,608)
Issuance of common stock in connection with stock incentive plan (2,000 shares)	—	—	26	—	(26)	—	—
Share-based compensation — restricted stock	47,616	—	—	—	627	—	627
Forfeiture of restricted stock	—	—	(6)	—	6	—	—
Share-based compensation — stock options	—	—	337	—	—	—	337
Common stock held by ESOP committed to be released (15,940 shares)	—	—	21	—	184	—	205
Dividends declared ($.30 per share)	—	—	—	(2,261)	—	—	(2,261)

Balance at December 31, 2008	7,713,788	$—	$75,140	$39,923	$(6,303)	$1,035	$109,795

See accompanying notes to consolidated financial statements.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$3,669	$3,642	$4,740
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization (accretion) of securities, net	493	(579)	(760)
Amortization (accretion) of loans, net	301	124	(37)
(Gain) loss on sale/write-down of securities, net	—	(38)	25
(Gain) loss on sale/write-down of premises, net	—	(198)	499
Amortization of deferred gain on sale of premises	(252)	(252)	(4)
Provision for loan losses	2,298	634	201
Accretion of deposit and borrowing discounts, net	(18)	(6)	(35)
Depreciation and amortization expense	789	913	1,019
Amortization of intangible assets	627	803	1,064
Share-based compensation expense	964	1,347	624
Amortization of ESOP expense	205	229	224
Deferred income tax provision (benefit)	(1,212)	264	(4,231)
Income from bank-owned life insurance	(410)	(402)	(347)
Gains on trading assets	—	(264)	—
Purchases of trading assets	—	(15,000)	—
Proceeds from sales of trading assets	—	15,264	—
Gain (loss) on loans sold and held for sale, net	(265)	(680)	2,030
Loans originated for sale	(2,363)	(54,078)	(33,205)
Proceeds from sales of loans	2,628	54,758	33,536
Increase in accrued interest receivable	(19)	(168)	(435)
Other, net	(1,902)	640	1,866

Net cash provided by operating activities	5,533	6,953	6,774

Cash flows from investing activities:
Activity in available-for-sale securities:
Sales	—	6,967	10
Maturities, calls, and principal repayments	98,694	67,606	65,970
Purchases	(125,186)	(102,840)	(69,350)
Maturities of and principal repayments on held-to-maturity securities	—	5	78
Net change in restricted equity securities	(2,069)	(640)	(974)
Purchases of mortgage loans	—	—	(16,118)
Loan originations, net	(84,482)	(30,383)	(21,029)
Purchases of bank-owned life insurance	—	—	(2,500)
Proceeds from sales of loans held for sale	—	62,122	—
Proceeds from sales of premises and equipment	—	1,078	9,743
Purchases of identifiable intangible assets	(67)	(208)	—
Additions to premises and equipment	(358)	(1,142)	(1,509)

Net cash (used for) provided by investing activities	(113,468)	2,565	(35,679)

(continued)
See accompanying notes to consolidated financial statements.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)

	Years Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Cash flows from financing activities:
Net increase (decrease) in deposits	35,584	(15,780)	21,574
Net change in short-term borrowings	32,000	(7,500)	10,000
Proceeds from long-term debt	53,500	46,000	56,000
Repayment of long-term debt	(27,244)	(32,210)	(47,403)
Common stock repurchased	(2,608)	(6,271)	(3,373)
Dividends paid on common stock	(2,261)	(1,761)	(1,048)

Net cash provided by (used for) financing activities	88,971	(17,522)	35,750

Net change in cash and cash equivalents	(18,964)	(8,004)	6,845
Cash and cash equivalents at beginning of year	64,591	72,595	65,750

Cash and cash equivalents at end of year	$45,627	$64,591	$72,595

Supplemental cash flow information:
Interest paid on deposits	$13,459	$17,147	$14,450
Interest paid on borrowings	8,688	7,441	6,186
Income taxes paid	3,136	1,282	3,595
Loans reclassified as held for sale	—	—	66,091
Loans held for sale transferred to loans, net	—	1,063	—
Loans held for sale transferred to other assets	—	545	—
Deferred gain recorded on sale of premises and equipment	—	—	3,787
Loans transferred to other assets	—	225	—
Securities transferred from held-to-maturity to available-for-sale	—	26	—
See accompanying notes to consolidated financial statements.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008, 2007 and 2006
(Dollars in Thousands, Except per Share Amounts)
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The consolidated financial statements include the accounts of Benjamin Franklin Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Benjamin Franklin Bank (the “Bank”). The Bank has three subsidiaries, Benjamin Franklin Securities Corp. and Benjamin Franklin Securities Corp. II, formed for the purpose of buying, holding, and selling securities, and Creative Strategic Solutions, Inc. (“CSSI”), which supplied cash to automatic teller machines owned by Independent Service Organizations (“ISOs”) and related cash management services to a nationwide customer base of ISOs. At December 31, 2008 and 2007, CSSI is inactive. All significant intercompany balances and transactions have been eliminated in consolidation.

Merger agreement

On February 11, 2009, the shareholders of the Company voted to approve the definitive Merger Agreement by which the Company will be acquired by Independent Bank Corp. (“Independent”), parent company of Rockland Trust Company, in an all-stock transaction. At the effective date of the merger, each share of the Company’s common stock outstanding will be converted into 0.59 shares of Independent’s common stock. The transaction is expected to close in the second quarter of 2009, and constitutes a change of control in relation to certain of the Company’s employee benefit plans (See Note 15). Execution of the merger is subject to receipt of all required regulatory approvals of the merger.

Business and operating segments

The Company provides a variety of financial services to individuals and small businesses through its offices in Norfolk, Middlesex and Worcester counties in Massachusetts. Its primary deposit products are checking, savings and term certificate accounts, and its primary lending products are residential and commercial mortgage loans. The Company also provides non-deposit investment products to customers.

Management evaluates the Company’s performance and allocates resources based on a single segment concept. Accordingly, there are no separately identified operating segments for which discrete financial information is available. The Company does not derive revenues from, or have assets located in, foreign countries, nor does it derive revenues from any single customer that represents 10% or more of the Company’s total revenues.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of goodwill and other intangible assets and the valuation of deferred tax assets.

Reclassifications

Certain amounts in the 2007 and 2006 consolidated financial statements have been reclassified to conform to the 2008 presentation.

Significant group concentrations of credit risk

Most of the Company’s activities are with customers located within New England. Notes 3 and 4 discuss the types of securities that the Company invests in. Note 5 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and cash equivalents

Cash and cash equivalents include cash and balances due from banks, repurchase agreements and money market accounts, all of which mature within ninety days.

Trading activities

The Company has engaged in trading activities for its own account. Securities that are held principally for resale in the near term are recorded in the trading assets account at fair value with changes in fair value recorded in earnings. Interest and dividends are included in net interest income.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities (concluded)

Purchase premiums and discounts are recognized into interest income using the interest method over the contractual terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific identification method.

Restricted equity securities consist primarily of Federal Home Loan Bank stock. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. The Company reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock. As of December 31, 2008, no impairment has been recognized.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in the communities in which the Bank’s branches are located. The ability of the Bank’s debtors to honor their contracts is dependent upon the local real estate market and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Certain direct loan origination costs, net of origination fees are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans (concluded)

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent. The general component covers non-impaired loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses (concluded)

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

Premises and equipment

Land is carried at cost. Buildings and improvements and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of the options is reasonably assured.

Bank-owned life insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value. Changes in cash surrender value are reflected in other income on the consolidated statement of income.

Transfers of financial assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Goodwill and other intangible assets

The assets (including identifiable intangible assets) and liabilities acquired in a business combination are recorded at fair value at the date of acquisition. Goodwill is recognized for the excess of the acquisition cost over the fair values of the net assets acquired. Identifiable intangible assets are subsequently amortized on a straight-line or accelerated basis, over their estimated lives. Management assesses the recoverability of intangible assets subject to amortization whenever events or changes in circumstances indicate that their carrying value may not be recoverable. If the carrying amount exceeds the fair value, an impairment charge is recorded to income. Goodwill is not amortized and is reviewed on an annual basis for impairment. In evaluating goodwill, management does not monitor the separate fair value of the acquired entities, but instead measures the fair value of the entire Company, as a single reporting unit. At December 31, 2008 and 2007, management concluded that no intangible assets were impaired.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative financial instruments

Derivative Loan Commitments

Derivative financial instruments are recognized as assets and liabilities on the consolidated balance sheet and measured at fair value.

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in other income, if material.

The Company records a zero value for the loan commitment at inception (at the time the commitment is issued to a borrower (“the time of rate lock”)) and does not recognize the value of the expected normal servicing rights until the underlying loan is sold. Subsequent to inception, changes in the fair value of the loan commitment are recognized based on changes in the fair value of the underlying mortgage loan due to interest rate changes, changes in the probability the derivative loan commitment will be exercised, and the passage of time. In estimating fair value, the Company assigns a probability to a loan commitment based on an expectation that it will be exercised and the loan will be funded.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Company utilizes both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts are accounted for as derivative instruments. Generally, the Company’s best efforts contracts meet the definition of derivative instruments when the loans to the underlying borrowers close, and are accounted for as derivative instruments at that time. Accordingly, forward loan sale commitments are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in other income, if material.

The Company estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Retirement plan

The Company accounts for directors’ post-retirement pension plan benefits on the net periodic pension cost method for financial reporting purposes. This method recognizes the compensation cost of an employee’s pension benefit over the director’s approximate service period.

Effective December 31, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), which requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan, (b) measure a plan’s assets and its obligations that determine its funded status as of the employer’s fiscal year, (c) recognize, through other comprehensive income, net of tax, changes in the funded status of the benefit plan that are not recognized as net periodic benefit cost, and (d) disclose additional information about certain effects on net periodic benefit cost for the next fiscal year that relate to the delayed recognition of certain benefit cost elements. The adoption of the Statement resulted in a $298 decrease to other liabilities and accumulated other comprehensive income.

Share-based compensation plans

The Company measures and recognizes compensation cost relating to share-based payment transactions based on the grant-date fair value of the equity instruments issued. Share based compensation is recognized over the period the employee is required to provide services for the award. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options granted.

Employee Stock Ownership Plan

Compensation expense for the Employee Stock Ownership Plan (“ESOP”) is recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair market value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of stockholders’ equity in the consolidated balance sheet. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to additional paid-in capital.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Bank’s base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if deemed realizable.

A valuation allowance related to deferred tax assets is established when, in the judgment of management, it is more likely than not that all or a portion of such deferred tax assets will not be realized. (See Note 11.)

Advertising costs

Advertising costs are expensed as incurred.

Comprehensive income/loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the stockholders’ equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income/loss. The components of other comprehensive income and related tax effects are as follows:

	Years Ended December 31,
	2008	2007	2006

Unrealized holding gains on securities available for sale	$3,231	$907	$438
Reclassification adjustment for (gains) losses and impairment recognized in income	—	(38)	25

	3,231	869	463
Tax effect	(849)	(117)	(39)

Net-of-tax amount	2,382	752	424

FASB Statement No. 158 tax effect adjustment	—	101	—

	$2,382	$853	$424

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Comprehensive income/loss (concluded)

The components of accumulated other comprehensive income (loss), included in stockholders’ equity, are as follows:

	December 31,
	2008	2007

Net unrealized gain (loss) on securities available for sale	$1,975	$(1,256)
Tax effect	(743)	106

Net-of-tax amount	1,232	(1,150)

Unrecognized net actuarial gain pertaining to defined benefit plan	346	346
Unrecognized prior service cost pertaining to defined benefit plan	(644)	(644)

	(298)	(298)
Tax effect of initially applying SFAS No. 158	101	101
Net-of-tax amount	(197)	(197)

	$1,035	$(1,347)

Earnings per share

Basic earnings per share (“EPS”) excludes dilution and is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted EPS is computed in a manner similar to that of basic EPS except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares (computed using the treasury stock method) that would have been outstanding if all potentially dilutive common stock equivalents (such as stock options and unvested restricted stock) were issued during the period. Unallocated common shares held by the ESOP are shown as a reduction in stockholders’ equity and are not included in the weighted-average number of common shares outstanding for either basic or diluted earnings per share calculations.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Earnings per share (concluded)

Earnings per common share have been computed based on the following:

	Years Ended December 31,
	2008	2007	2006

Net income	$3,669	$3,642	$4,740

Average number of common shares outstanding	7,300,611	7,644,470	7,949,042
Effect of dilutive unvested restricted stock	82,775	42,073	4,697

Average number of common shares outstanding used to calculate diluted earnings per common share	7,383,386	7,686,543	7,953,739

Stock options and restricted stock that would have an anti-dilutive effect on diluted earnings per share are excluded from the calculation. For the years ended December 31, 2008 and 2007, there was no anti-dilutive restricted stock and 535,571 and 541,766 options, respectively, were excluded from the earnings per share calculation because their effect would have been anti-dilutive. There was no anti-dilutive restricted stock or options for the year ended December 31, 2006.

Recent accounting pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The definition of fair value retains the exchange price notion in earlier definitions of fair value. This Statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. Emphasis is placed on fair value being a market-based measurement, not an entity-specific measurement, and therefore a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering these market participant assumptions, a fair value hierarchy has been established to distinguish between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Recent accounting pronouncements (continued)

inputs). In February 2008, the FASB issued a Staff Position which delays the effective date of Statement No. 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008. The Company adopted this statement, except for items covered by the Staff Position, as of January 1, 2008 and the adoption did not have a material impact on the consolidated financial statements. See Note 18.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 was effective immediately upon issuance, and includes prior periods for which financial statements have not been issued. FSP 157-3 did not have an impact on the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option may generally be applied instrument by instrument and is irrevocable. This Statement was adopted by the Company on January 1, 2008 and the Company did not elect fair value treatment for any financial assets or liabilities upon adoption.

In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations” (“Statement No. 141(R)”). Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination recognizes and measures identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree. Statement No. 141(R) further addresses how goodwill acquired or a gain from a bargain purchase is to be recognized and measured and determines what disclosures are needed to enable users of the financial statements to evaluate the effects of the business combination. Statement No. 141(R) is effective prospectively for business combinations for which the acquisition date is on or after December 15, 2008.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)
Recent accounting pronouncements (concluded)

In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008, and is not expected to have a material impact on the consolidated financial statements.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for fiscal years and interim periods beginning after November 15, 2008 and is not expected to have a material impact on the consolidated financial statements of the Company.

2.	RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank is required to maintain daily average balances on hand or with the Federal Reserve Bank. At both December 31, 2008 and 2007, these reserve balances amounted to $200.

3.	SHORT-TERM INVESTMENTS

Short-term investments consist of the following:

	December 31,
	2008	2007

Federal funds sold	$2,265	$2,370
Repurchase agreements	359	3,029
Money market accounts	5,622	4,964

	$8,246	$10,363

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
4.	SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2008:
Debt securities:
Government-sponsored enterprise obligations	$94,798	$1,245	$(13)	$96,030
Mortgage-backed securities	89,218	1,442	(644)	90,016

Total debt securities	184,016	2,687	(657)	186,046
Mutual fund	1,965	—	(55)	1,910

	$185,981	$2,687	$(712)	$187,956

December 31, 2007:
Government-sponsored enterprise obligations	$85,972	$240	$(34)	$86,178
Municipal obligations	1,206	—	(4)	1,202
Mortgage-backed securities	70,839	373	(1,831)	69,381

	$158,017	$613	$(1,869)	$156,761

All of the Company’s mortgage-backed securities are issued by government-sponsored enterprises or federal agencies.

The amortized cost and estimated fair value of debt securities, excluding mortgage-backed securities, by contractual maturity at December 31, 2008 is as follows. Expected maturities will differ from contractual maturities on certain securities because of call or prepayment provisions.

	Amortized	Fair
	Cost	Value

Within 1 year	$63,108	$63,652
After 1 year through 5 years	31,690	32,378

	$94,798	$96,030

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
SECURITIES AVAILABLE FOR SALE (concluded)
There were no sales of securities during the year ended December 31, 2008. Proceeds from the sale of securities available for sale during the years ended December 31, 2007 and 2006 amounted to $6,967 and $0, respectively. Gross gains of $38 were realized during the year ended December 31, 2007. In addition, the Company recorded a $35 impairment loss during the year ended December 31, 2006.

Information pertaining to securities with gross unrealized losses at December 31, 2008 and 2007, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve
	Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
December 31, 2008:
Debt securities:
Government-sponsored enterprise obligations	$13	$6,151	$—	$—
Mortgage-backed securities	5	191	639	23,171

Total debt securities	18	6,342	639	23,171
Mutual fund	55	1,910	—	—

Total temporarily impaired securities	$73	$8,252	$639	$23,171

December 31, 2007:
Government-sponsored enterprise obligations	$26	$12,920	$8	$3,983
Municipal obligations	—	—	4	1,202
Mortgage-backed securities	4	2,317	1,827	24,968

Total temporarily impaired securities	$30	$15,237	$1,839	$30,153

At December 31, 2008, thirty-one debt securities and one mutual fund have unrealized losses with aggregate depreciation of 2% from the Company’s amortized cost basis. Because the decline in market value is primarily attributable to changes in interest rates and not to credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
5.	LOANS

A summary of the balances of loans follows:

	December 31,
	2008	2007

Mortgage loans on real estate:
Residential	$240,260	$187,991
Commercial	183,608	168,463
Construction	47,485	55,763
Home equity	41,649	37,768

	513,002	449,985

Other loans:
Commercial	180,274	159,233
Consumer	2,351	2,592

	182,625	161,825

Total loans	695,627	611,810

Allowance for loan losses	(7,929)	(5,789)
Net deferred loan costs	1,131	925

Loans, net	$688,829	$606,946

An analysis of the allowance for loan losses follows:

	Years Ended December 31,
	2008	2007	2006

Balance at beginning of year	$5,789	$5,337	$5,211
Provision for loan losses	2,298	634	201
Recoveries	405	81	77
Charge-offs	(563)	(263)	(152)

Balance at end of year	$7,929	$5,789	$5,337

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
LOANS (concluded)

The following is a summary of impaired and non-accrual loans:

	December 31,
	2008	2007

Impaired loans without a valuation allowance	$2,552	$—
Impaired loans with a valuation allowance	7,741	880

Total impaired loans	$10,293	$880

Valuation allowances related to impaired loans	$1,453	$37

Non-accrual loans	$9,026	$1,598

Loans greater than 90 days past due and still accruing	$—	$—

	Years Ended December 31,
	2008	2007	2006

Average recorded investment in impaired loans	$8,021	$439	$38

Interest income recognized on a cash basis on impaired loans	$42	$9	$—

No additional funds are committed to be advanced in connection with impaired loans.

At December 31, 2008 and 2007, loans with principal balances of $9,980 and $8,582, respectively, were pledged to the Federal Reserve Bank of Boston as part of the Borrower-in-Custody advance program for which there are no outstanding advances as of December 31, 2008 and 2007.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
6.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	December 31,		Estimated
	2008	2007	Useful Lives

Land	$1,415	$1,415	N/A
Buildings and improvements	5,195	5,043	5 - 40 years
Equipment	7,533	7,327	3 - 10 years

	14,143	13,785

Less accumulated depreciation and amortization	(9,164)	(8,375)

	$4,979	$5,410

Depreciation and amortization expense for the years ended December 31, 2008, 2007 and 2006, amounted to $789, $913 and $1,019, respectively.

The Company leases nine of its branch offices, including two offices leased from entities owned and managed by a Director of the Company (see Note 17). Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2008, pertaining to banking premises, future minimum rent commitments (excluding option periods) under the operating leases are as follows:

Years Ending
December 31,	Amount

2009	$1,218
2010	1,218
2011	1,116
2012	1,104
2013	1,100
Thereafter	7,493

$13,249

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
PREMISES AND EQUIPMENT (concluded)

On December 27, 2006, the Bank entered into an agreement to sell and simultaneously lease back six of its branch properties. The aggregate purchase price was $9,728, which resulted in a gain of $3,787 on five of the branch properties, and a loss of $503 on the remaining property. The gain of $3,787 was deferred and is being recognized in income ratably over the 15-year initial fixed term of the lease. The loss of $503 was recognized immediately in the 2006 operating results. The aggregate initial rent for the six properties is $800 per annum, which is subject to increase based on increases in CPI, capped at a maximum of 3% per annum. The Bank has three 5-year renewal options, at market, at the conclusion of the 15-year initial lease term.

Other leases contain options to extend for periods of five to ten years at then-market rents. Total rent expense for the years ended December 31, 2008, 2007 and 2006 amounted to $1,265, $1,184 and $305, respectively.
7.	GOODWILL AND OTHER INTANGIBLE ASSETS

The goodwill recognized in the 2005 acquisition of Chart Bank and the 1998 acquisition of Foxboro National Bank amounted to $29,515 and $4,248, respectively.

The Company recorded an identifiable intangible asset for core deposits in connection with its 2005 acquisition of Chart Bank and its 2007 acquisition of a customer list in a strategic alliance with an investment services firm, for which an additional $67 was paid in 2008. The resulting core deposit and customer list intangible assets are being amortized over periods of 15 years on the double declining balance method and 5 years on the straight-line basis, respectively. The net book value of this asset at December 31, 2008 and 2007 is as follows:

	December 31,
	2008	2007

Customer-based intangible assets	$7,031	$6,964
Accumulated amortization	(5,117)	(4,490)

	$1,914	$2,474

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
GOODWILL AND OTHER INTANGIBLE ASSETS (concluded)

Amortization expense on other intangible assets, was $627, $803 and $1,064 for the years ended December 31, 2008, 2007 and 2006, respectively. Expected future amortization expense as of December 31, 2008 is as follows:

Year Ending
December 31,	Amount

2009	$482
2010	368
2011	288
2012	201
2013	135
Thereafter	440

$1,914

8.	DEPOSITS

A summary of deposit balances, by type, is as follows:

	December 31,
	2008	2007

Demand deposits	$109,743	$113,023
NOW	73,029	52,000
Regular and other savings	80,691	79,167
Money market deposits	145,951	110,544

Total non-certificate accounts	409,414	354,734

Term certificates less than $100	152,170	159,272
Term certificates of $100 or more	91,344	103,362

Total certificate accounts	243,514	262,634

Total deposits	$652,928	$617,368

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
DEPOSITS (concluded)

At December 31, 2008, the scheduled maturities of term certificate accounts are as follows:

2009	$206,416
2010	20,752
2011	4,603
2012	8,964
2013	2,779

$243,514

9.	SHORT-TERM BORROWINGS

At December 31, 2008 and 2007, short-term borrowings consisted of Federal Home Loan Bank (“FHLB”) advances in the amount of $34,500 and $2,500, respectively, with a weighted average rate of 0.31% and 4.58%, respectively. The Bank also has an available line of credit with the FHLB at an interest rate that adjusts daily. At December 31, 2008 and 2007, borrowings available under the line were limited to $500, none of which was outstanding. The advances are secured as described in Note 10.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
10.	LONG-TERM DEBT

At December 31, 2008 and 2007, long-term debt consists of the following fixed-rate FHLB advances:

	December 31, 2008		December 31, 2007
		Weighted		Weighted
		Average		Average
Maturity Date	Amount	Rate	Amount	Rate

2008	$—	—%	$26,994	4.09%
2009	43,000	5.08	43,000	5.08
2010(1)	72,600	4.35	64,000	4.53
2011(2)	36,100	4.35	15,000	5.63
2012	6,000	3.99	3,000	4.26
2013	15,500	3.89	—	—
2014	3,000	4.58	3,000	4.58
2015	5,300	4.11	—	—
2027 (3)	7,546	5.31	7,790	5.31

	$189,046	4.50%	$162,784	4.74%

(1)	Includes a $10,000 advance that is callable by the FHLB in 2009.

(2)	Includes a $5,000 advance that is callable by the FHLB in 2009.

(3)	Includes one amortizing advance requiring monthly principal and interest payments of $55.
Short-term and long-term borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on one-to-four family owner-occupied residential property and 90% to 97% of the fair value of government-sponsored enterprise obligations and mortgage-backed securities. The Company has also pledged certain commercial real estate and home equity loans with principal balances of $90,393 at December 31, 2008. At December 31, 2008 and 2007, the carrying amount of assets qualifying as collateral for FHLB advances amounted to $391,011 and $351,074, respectively.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
11.	INCOME TAXES

Allocation of the federal and state income taxes between current and deferred portions is as follows:

	Years Ended December 31,
	2008	2007	2006
Current tax provision:
Federal	$2,631	$1,178	$2,711
State	550	90	1,162

	3,181	1,268	3,873

Deferred tax benefit:
Federal	(740)	405	(976)
State	(220)	191	(1,117)

	(960)	596	(2,093)
Change in valuation reserve	(252)	(332)	(2,138)

	(1,212)	264	(4,231)

Total tax provision (benefit)	$1,969	$1,532	$(358)

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	Years Ended December 31,
	2008	2007	2006

Statutory rate	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax	3.9	3.6	0.7
Change in valuation reserve	(4.5)	(6.4)	(40.2)
Non-deductible merger costs	3.0	—	—
Officers’ life insurance	(2.4)	(2.5)	(2.6)
Other, net	0.9	0.9	(0.1)

Effective tax rates	34.9%	29.6%	(8.2)%

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
INCOME TAXES (continued)

The components of the net deferred tax asset included in other assets are as follows:

	December 31,
	2008	2007
Deferred tax liabilities:
Federal	$(1,732)	$(1,425)
State	(368)	(478)

	(2,100)	(1,903)

Deferred tax assets:
Federal	5,749	5,477
State	1,510	1,474

	7,259	6,951
Valuation reserve	—	(252)

	7,259	6,699

Net deferred tax asset	$5,159	$4,796

The tax effect of each item that gives rise to deferred taxes are as follows:

	December 31,
	2008	2007

Allowance for loan losses	$3,250	$2,362
Employee benefit plans	2,021	1,656
Net unrealized (gain) loss on securities available for sale	(743)	106
Depreciation	(73)	(155)
Net deferred loan costs	(452)	(379)
Mortgage servicing rights	(137)	(242)
Capital loss carryforward	—	252
Deferred gain on sale of premises	1,310	1,445
Charitable contribution carryover	560	848
Purchase accounting adjustments	(753)	(989)
Other, net	176	144

	5,159	5,048
Valuation reserve	—	(252)

Deferred tax asset	$5,159	$4,796

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
INCOME TAXES (concluded)

At December 31, 2008, the Company has a $1,647 charitable contribution carryforward, which will expire in 2010 if not fully utilized.

The change in the valuation reserve for the year ended December 31, 2008 is due to the utilization of the $740 capital loss carryover as of December 31, 2007. The change in the valuation reserve for the year ended December 31, 2007 was due to the $708 increase in the capital loss carryover, and the sale of land which had been previously written down by $1,400. The change in the valuation reserve for the year ended December 31, 2006 is due to the utilization of $5,182 of a capital loss carryover and the expiration of $1,139 of a capital loss carryover.

The federal income tax reserve for loan losses at the Company’s base year amounted to $3,055. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the year in which used. As the Bank intends to use the reserve only to absorb loan losses, a deferred tax liability of $1,220 has not been provided.
12.	OTHER COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are outstanding commitments which are not reflected in the accompanying consolidated financial statements.
Loan commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and advance funds on outstanding lines-of-credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of the commitments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
OTHER COMMITMENTS AND CONTINGENCIES (continued)
Loan commitments (concluded)

At December 31, 2008 and 2007, the following financial instruments were outstanding whose contract amounts represent credit risk:

	December 31,
	2008	2007

Commitments to grant loans	$6,707	$15,097
Unadvanced funds on construction loans	13,924	25,126
Unadvanced funds on home equity lines-of-credit	45,777	42,691
Unadvanced funds on commercial lines-of-credit	35,841	29,909
Unadvanced funds on personal lines-of-credit	2,444	2,413
Commercial letters of credit	783	1,213
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines-of-credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. Funds disbursed under commitments to grant loans and extend advances for construction loans and home equity lines-of-credit are primarily secured by real estate, and commercial lines-of-credit are generally secured by business assets. Personal lines-of-credit are unsecured.

Commercial letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments.
Derivative financial instruments

Loan commitments pertaining to loans that the Bank is originating for sale are, by definition, derivative financial instruments. The Bank enters into investor loan sale commitments to mitigate the interest rate risk inherent in fixed-rate loan commitments. These sale commitments also meet the characteristics of a derivative financial instrument. These transactions involve both credit and market risk.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
OTHER COMMITMENTS AND CONTINGENCIES (concluded)

Derivative financial instruments (concluded)

Loan commitments with individual borrowers require the Bank to originate a loan upon completion of various underwriting requirements, and may lock an interest rate at the time of commitment. In turn, the Bank generally enters into investor loan sale commitments which represent agreements to sell these loans to investors at a predetermined price. If the individual loan is not available for sale (i.e. the loan does not close), the Bank may fill the commitment with a similar loan, or pay a fee to terminate the contract. At December 31, 2008 and 2007, the Bank had $10,914 and $807, respectively, in commitments to grant mortgage loans originated for sale under rate lock agreements with borrowers. At December 31, 2008 and 2007, the Bank had $10,914 and $807, respectively, in outstanding investor loan sale commitments. The fair value of these derivative financial instruments is zero at the date of commitment and subsequent changes are not material.

Other contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.
13.	STOCKHOLDERS’ EQUITY

Minimum regulatory capital requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Bank holding companies are not covered by the prompt corrective action provisions of the capital guidelines.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined) to risk-weighted assets (as defined) and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2008 and 2007, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
STOCKHOLDERS’ EQUITY (continued)

Minimum regulatory capital requirements (continued)

As of December 31, 2008, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2008 and 2007 are also presented in the table.

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirements		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2008:

Total capital to risk weighted assets:
Consolidated	$81,098	11.7%	$55,372	8.0%	N/A	N/A
Bank	72,719	10.5	55,378	8.0	$69,222	10.0%

Tier 1 capital to risk weighted assets:
Consolidated	73,028	10.6	27,686	4.0	N/A	N/A
Bank	64,649	9.3	27,689	4.0	41,533	6.0

Tier 1 capital to average assets:
Consolidated	73,028	7.7	38,142	4.0	N/A	N/A
Bank	64,649	6.8	38,144	4.0	47,679	5.0

December 31, 2007:

Total capital to risk weighted assets:
Consolidated	$78,526	12.3%	$50,982	8.0%	N/A	N/A
Bank	71,154	11.2	50,944	8.0	$63,680	10.0%

Tier 1 capital to risk weighted assets:
Consolidated	72,554	11.4	25,491	4.0	N/A	N/A
Bank	65,182	10.2	25,472	4.0	38,208	6.0

Tier 1 capital to average assets:
Consolidated	72,554	8.3	34,898	4.0	N/A	N/A
Bank	65,182	7.5	35,006	4.0	43,757	5.0

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
STOCKHOLDERS’ EQUITY (continued)

Minimum regulatory capital requirements (concluded)

A reconciliation of the Company’s and Bank’s stockholders’ equity to regulatory capital follows:

	December 31, 2008		December 31, 2007
	Consolidated	Bank	Consolidated	Bank

Total stockholders’ equity per financial statements	$109,795	$101,416	$107,444	$100,072
Adjustments for Tier 1 capital:
Goodwill	(33,763)	(33,763)	(33,763)	(33,763)
Intangible assets	(1,914)	(1,914)	(2,474)	(2,474)
Net unrealized loss (gain) on securities available for sale, net of tax	(1,232)	(1,232)	1,150	1,150
Net unrealized loss on mutual fund	(55)	(55)	—	—
Unrecognized gains and prior service cost pertaining to defined benefit plan, net of tax	197	197	197	197

Total Tier 1 capital	73,028	64,649	72,554	65,182
Adjustments for total capital:
Allowance for loan losses	7,929	7,929	5,789	5,789
Allowance for unfunded lending commitments	141	141	183	183

Total capital per regulatory reporting	$81,098	$72,719	$78,526	$71,154

Common stock repurchases

In 2008, the Company repurchased 190,000 shares of its common stock at a total cost of $2,608 or $13.72 per share on average. These shares were repurchased under a plan authorized by the Board of Directors on November 29, 2007. 394,200 shares were authorized for repurchase under the November 29, 2007 plan, 29,400 of which were repurchased during 2007, leaving 174,800 available for repurchase as of December 31, 2008.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
STOCKHOLDERS’ EQUITY (concluded)

Liquidation account

At the time of the conversion from mutual to stock form in 2005 (the “Conversion”), the Company established a liquidation account in the amount of $31,327 which was equal to the net worth of the Company as of the date of the latest consolidated balance sheet appearing in the final prospectus distributed in connection with the Conversion. The liquidation account is maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their deposit accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.
14.	RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. While Federal regulations limit the amount of dividends that may be paid at any date to the retained earnings of the Bank, for State regulatory purposes, the approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of the Bank’s net profits for that year combined with its retained net profits of the preceding two years. Loans or advances are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis.

At December 31, 2008, the Bank’s total retained earnings available for the payment of dividends was $41,105. Accordingly, $60,311 of the Company’s equity in the net assets of the Bank was restricted at December 31, 2008. At December 31, 2008, any dividend paid by the Bank in excess of $6,427 requires the approval of the Massachusetts Commissioner of Banks. Funds available for loans or advances by the Bank to the Company amounted to $10,142.

The Company may not declare or pay dividends on, and may not repurchase, any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements or impair the liquidation account established for the benefit of the Bank’s eligible account holders and supplemental account holders at the time of the Conversion.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
15.	EMPLOYEE BENEFIT PLANS

401(k) plan

The Bank adopted a 401(k) savings plan, which provides for voluntary contributions by participating employees up to seventy-five percent of their compensation, subject to certain limitations. Prior to January 1, 2008, the Bank matched two hundred percent of an employee’s contribution to the 401(k) plan subject to a maximum of 6% of the employee’s compensation. Effective January 1, 2008, the Bank, at its discretion, matches an employee’s contribution up to a maximum of 4% of the employee’s compensation. Total expense under the 401(k) plan for the years ended December 31, 2008, 2007 and 2006, amounted to $323, $507 and $462, respectively.

Supplemental retirement plans

The Bank has adopted a Supplemental Executive Retirement Plan, which provides for certain of the Bank’s executives to receive monthly benefits upon retirement, subject to certain limitations as set forth in the Plan and a Benefit Restoration Plan which provides for restorative payments equal to (1) the amount of additional benefits the participants would receive under the 401(k) plan if there were no income limitations imposed by the Internal Revenue Service and (2) projected allocation under the ESOP plan as if the participant had continued through the full vesting term of the plan upon retirement. Vesting under the Supplemental Executive Retirement Plan will fully accelerate upon the officer’s death, disability, termination without cause, resignation for good reason or change in control (as defined). The present value of these future benefits is accrued over the executives’ required service periods, and the expense for the years ended December 31, 2008, 2007 and 2006 amounted to $599, $758 and $443, respectively.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
EMPLOYEE BENEFIT PLANS (continued)

Director fee continuation plan

Effective April 4, 2005, the Company established an unfunded director fee continuation plan which provides certain benefits to all eligible non-employee members of the boards of directors of the Company and Bank upon retirement. Information pertaining to the activity in the plan follows:

	Years Ended December 31,
	2008	2007	2006
Change in benefit obligation:
Benefit obligation at beginning of year	$918	$801	$788
Service cost	26	44	65
Interest cost	50	45	45
Change in discount rate	—	—	(9)
Actuarial gain (loss)	30	64	(88)
Benefits paid	(36)	(36)	—

Benefit obligation at end of year	988	918	801

Fair value of plan assets at end of year	—	—	—

Funded status and accrued pension cost	$988	$918	$801

Accumulated benefit obligation at end of year	$(859)	$(826)	$(718)

The assumptions used to determine the benefit obligation are as follows:

	December 31,
	2008	2007
Discount rate	5.50%	6.00%
Rate of fee increase	2.00	2.00

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
EMPLOYEE BENEFIT PLANS (continued)

Director fee continuation plan (concluded)

The components of net periodic pension cost are as follows:

	Years Ended December 31,
	2008	2007	2006
Service cost	$26	$44	$65
Interest cost	50	45	45
Amortization of prior service cost	103	103	103
Recognized net actuarial gain	(28)	(27)	(14)

	$151	$165	$199

The following amounts, included in accumulated other comprehensive income at December 31, 2008, are expected to be recognized as components of net periodic pension cost for the year ending December 31, 2009:

Actuarial gain	$(2)
Prior service costs	$103
The assumptions used to determine net periodic pension cost are as follows:

	Years Ended December 31,
	2008	2007	2006

Discount rate	5.50%	6.00%	5.75%
Annual salary increase	2.00	2.00	2.00
Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows:

Year Ending
December 31,	Amount

2009	$74
2010	128
2011	188
2012	157
2013	120
Years 2014-2018	419

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
EMPLOYEE BENEFIT PLANS (continued)

Executive employment and change in control agreements

The Bank has entered into Executive Employment Agreements with the President and the Chief Financial Officer for an initial term of three years. These agreements provide for, among other things, an annual base salary, severance and full acceleration of vesting under outstanding restricted stock awards and options upon termination of employment, which includes termination as a result of change in control. The agreements also provide for indemnification for any impact from excise taxes due under Section 280G of the Internal Revenue Code. However, such employment may be terminated for cause, as defined, without incurring any continuing obligation. These agreements also provide for automatic extensions such that, at any point in time, the then-remaining term of employment shall be three years.

The Company has also entered into Change in Control Agreements with five of its senior officers, which provide for a lump sum severance payment equal to either one or two times the officer’s annual compensation, as defined, and certain other benefits upon termination of the officer’s employment under certain circumstances within two years after a change in control, including full acceleration of vesting under outstanding restricted stock and option plans. Further, the Company established at the time of conversion an employee salary continuation plan that will provide eligible employees with certain severance benefits in the event their employment is terminated within one year following a change in control.

Employee Stock Ownership Plan

As part of the Conversion, the Bank established an Employee Stock Ownership Plan (“ESOP”) for the benefit of its eligible employees. The Company provided a loan to the Benjamin Franklin Bank Employee Stock Ownership Trust of $5,538, which was used to purchase 478,194 shares of the Company’s outstanding stock. The loan bears interest equal to 5.75% and provides for annual payments of interest and principal over the 30-year term of the loan.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
           EMPLOYEE BENEFIT PLANS (concluded)
           Employee Stock Ownership Plan (concluded)
At December 31, 2008, the remaining principal balance on the ESOP debt is payable as follows:

Years Ending
December 31,	Amount

2009	$88
2010	94
2011	99
2012	104
2013	111
Thereafter	4,594

$5,090

The Bank has committed to make contributions to the ESOP sufficient to support the debt service of the loan. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. Cash dividends paid on allocated shares are distributed to participants and cash dividends paid on unallocated shares are used to repay the outstanding debt of the ESOP.
Shares held by the ESOP include the following at December 31, 2008:

	December 31,
	2008	2007

Allocated	45,131	30,989
Committed to be allocated	15,940	15,940
Unallocated	414,434	430,374

	475,505	477,303

At December 31, 2008 and 2007, the fair value of unallocated shares was $6,183 and $5,651, respectively.
Total compensation expense recognized in connection with the ESOP was $205, $229 and $224 for the years ended December 31, 2008, 2007 and 2006, respectively.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
16.	SHARE-BASED COMPENSATION PLANS
The Company’s 2006 Stock Incentive Plan (the “Plan”), approved by shareholders on May 11, 2006, permits the granting of incentive and non-qualified stock options and restricted stock to employees and directors. The shares of common stock underlying any awards that are forfeited, cancelled or reacquired by Benjamin Franklin Bancorp or otherwise terminated (other than by exercise), shares that are tendered or withheld in payment of the exercise price of any award, and shares that are tendered for tax withholding obligations will be added back to the shares of common stock with respect to which new awards may be granted under the plan. The plan provides for total awards of 597,741 options and 239,096 shares of restricted stock. As of December 31, 2008, 62,170 options and 14,993 shares of restricted stock remain available for future awards under the plan.
          Restricted stock awards
During the years ended December 31, 2008, 2007 and 2006, respectively, there were 2,000, 18,034 and 218,335 restricted stock awards granted to employees and directors, which vest based on service over a period ranging from immediate to five years. The following table summarizes the status of non-vested restricted shares as of December 31, 2008 and changes during the year then ended:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value

Restricted stock at beginning of year	174,243	$13.82
Granted	2,000	13.01
Vested	(47,616)	13.78
Forfeited	(400)	13.95

Restricted stock at end of year	128,227	$13.82

The fair value of restricted shares that vested during the years ended December 31, 2008 and 2007 were $656 and $670, respectively. No restricted shares vested during 2006.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
          SHARE-BASED COMPENSATION PLANS (continued)
          Stock options
Under the plan, the exercise price of each option equals the market price of the Company’s stock on the date of grant and the maximum term of each option is seven years. Vesting periods range from immediate to five years from the date of grant.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2008	2007	2006

Fair value	$2.26	$2.26	$3.86
Risk-free interest rate	3.41%	3.41%	4.49%
Expected dividend yield	1.90%	1.90%	0.85%
Expected volatility	18.71%	18.71%	14.66%
Expected term	5 years	5 years	7 years
The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. For the 2008 and 2007 awards, expected term was determined using an average of the vesting term and the stated term of the options. For the 2006 awards, expected term is equal to the stated term of the option awards. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
           SHARE-BASED COMPENSATION PLANS (concluded)
          Stock options (concluded)
A summary of options under the plan as of December 31, 2008, and changes during the year then ended, is presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Intrinsic
	Shares	Price	(In Years)	Value

Outstanding at beginning of year	541,766	$13.64
Granted	6,000	13.01
Exercised	—	—
Forfeited	(12,195)	13.63
Expired	—	—

Outstanding at end of year	535,571	$13.63	4.9	$692

Exercisable at end of year	206,875	$13.77	4.8	$239

          Stock options and restricted stock awards
For the year ended December 31, 2008, 2007 and 2006, the Company recognized compensation cost on stock options of $337, $657 and $347, respectively. For restricted stock awards, the cost recognized amounted to $627, $690 and $277, respectively. The tax benefit recognized on these costs was $358, $495 and $226, respectively. The estimated amount and timing of future compensation cost (pre-tax) to be recognized for awards to date under the plan is as follows:

	2009	2010	2011	2012	2013	Total
Stock options	$246	$153	$85	$52	$1	$537
Restricted stock	607	523	326	45	2	1,503

	$853	$676	$411	$97	$3	$2,040

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
17.	RELATED PARTY TRANSACTIONS
In the ordinary course of business, the Bank grants loans to its officers and directors and their affiliates as follows:

	Years Ended December 31,
	2008	2007

Beginning balance	$3,683	$3,136
Originations	373	837
Payments and change in status	(2,004)	(290)

Ending balance	$2,052	$3,683

The Company leases two of its branch offices under noncancelable operating lease agreements from entities owned and managed by a Director of the Company and rent expense for these two branches for the years ended December 31, 2008, 2007 and 2006 amounted to $287, $271 and $236, respectively. (See Note 6.)
18.	FAIR VALUE OF ASSETS AND LIABILITIES
          Determination of fair value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB Statement No. 157, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
          FAIR VALUE OF ASSETS AND LIABILITIES (continued)
          Fair value hierarchy
In accordance with SFAS No. 157, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities.
Level 2 — Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.
The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:
Cash and cash equivalents: The carrying amounts of these instruments approximate fair values, based on the short-term nature of the assets.
Securities: Securities classified as available for sale are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service that subscribes to multiple third-party pricing vendors. The pricing service conducts a series of quality assurance activities on a monthly basis to select the most appropriate pricing vendor for each sector of the bond market. The fair value measurements consider observable market data that may include, among other data, benchmark yields and spread relationships, cash flows, collateral attributes, market consensus prepayment speeds, and credit risk information as well as terms and conditions relevant to the individual bond (such as issuer, coupon, maturity and credit rating).
The carrying amount of restricted equity securities is a reasonable estimate of fair value based on the redemption provisions of the issuers.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
           FAIR VALUE OF ASSETS AND LIABILITIES (continued)
Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for residential mortgage loans, commercial real estate and investment property mortgage loans, commercial and industrial loans and consumer loans are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using the underlying collateral values.
Deposits: The fair values disclosed for non-certificate accounts are, by definition, equal to the amount payable on demand at the reporting date which is the carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Short-term borrowings and long-term debt: Fair values of short-term borrowings and long-term debt are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.
Accrued interest: The carrying amount of accrued interest approximates fair value.
Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these instruments is not material.
           Assets measured at fair value on a recurring basis
Assets measured at fair value on a recurring basis at December 31, 2008 are summarized below. There are no liabilities measured at fair value on a recurring basis at December 31, 2008.

				Total
	Level 1	Level 2	Level 3	Fair Value
Securities available for sale	$—	$187,956	$—	$187,956

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
          FAIR VALUE OF ASSETS AND LIABILITIES (continued)
          Assets measured at fair value on a non-recurring basis
The Company may be required, from time to time, to measure certain other financial assets and liabilities on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of December 31, 2008. There were no liabilities measured at fair value on a non-recurring basis at December 31, 2008.

					Year Ended
	December 31, 2008				December 31, 2008
	Level 1	Level 2	Level 3		Total Losses
Impaired loans	$—	$—	$6,288	(A)	$1,453

The amount of loans represents the carrying value (loan balance net of related allocated reserves) for impaired loans, for which adjustments are based on the appraised value of the collateral. Appraised values are typically based on a blend of (a) an income approach using unobservable cash flows to measure fair value, and (b) a market approach using observable market comparables. These appraised values may be discounted based on management’s historical knowledge, expertise or changes in market conditions from the time of valuation. For these reasons, impaired loans are categorized as Level 3 assets.

(A)	Represents impaired loans totaling $7,741, net of specific valuation reserves for those loans totaling $1,453.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
           FAIR VALUE OF ASSETS AND LIABILITIES (concluded)
           Summary of Fair Values of Financial Instruments
The estimated fair values, and related carrying amounts, of the Company’s financial instruments are as follows:

	December 31,
	2008		2007
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$45,627	$45,627	$64,591	$64,591
Securities available for sale	187,956	187,956	156,761	156,761
Restricted equity securities	11,695	11,695	11,591	11,591
Loans	688,829	706,151	606,946	606,915
Accrued interest receivable	3,667	3,667	3,648	3,648
Financial liabilities:
Deposits	652,928	655,469	617,368	618,583
Short-term borrowings	34,500	34,498	2,500	2,510
Long-term debt	189,046	195,623	162,784	163,702
Accrued interest payable	766	766	721	721

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
19.	CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY
Financial information pertaining only to Benjamin Franklin Bancorp, Inc. is as follows:

	December 31,
BALANCE SHEETS	2008	2007

Assets

Cash due from Benjamin Franklin Bank	$2,309	$1,882
Investment in common stock of Benjamin Franklin Bank	101,416	100,072
Loan to Benjamin Franklin Bank ESOP	5,090	5,173
Other assets	1,046	650

Total assets	$109,861	$107,777

Liabilities and Stockholders’ Equity

Total liabilities	$66	$333
Stockholders’ equity	109,795	107,444

Total liabilities and stockholders’ equity	$109,861	$107,777

	Years Ended December 31,
STATEMENTS OF INCOME	2008	2007	2006

Income:
Dividends from Benjamin Franklin Bank	$4,227	$633	$633
Interest on investments	341	615	692

Total income	4,568	1,248	1,325
Other operating expenses	—	768	642

Income before income taxes and equity in undistributed net income of Benjamin Franklin Bank	4,568	480	683
Applicable income tax provision (benefit)	139	(52)	20

	4,429	532	663

Equity in undistributed net income (loss) of Benjamin Franklin Bank	(760)	3,110	4,077

Net income	$3,669	$3,642	$4,740

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except per Share Amounts)
          CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (concluded)

	Years Ended December 31,
STATEMENTS OF CASH FLOWS	2008	2007	2006
Cash flows from operating activities:
Net income	$3,669	$3,642	$4,740
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income (loss) of Benjamin Franklin Bank	760	(3,110)	(4,077)
Decrease (increase) in other assets	(396)	257	2,233
Increase (decrease) in other liabilities	(267)	231	69
Other, net	795	1,248	517

Net cash provided by operating activities	4,561	2,268	3,482

Cash flows from investing activities:
Redemption of money market account	652	—	—
Repayment of ESOP loan	83	79	74

Net cash provided by investing activities	735	79	74

Cash flows from financing activities:
Common stock repurchased	(2,608)	(6,271)	(3,373)
Repayment of subordinated debt	—	(9,000)	—
Dividends paid on common stock	(2,261)	(1,761)	(1,048)

Net cash used by financing activities	(4,869)	(17,032)	(4,421)

Net change in cash and cash equivalents	427	(14,685)	(865)
Cash and cash equivalents at beginning of year	1,882	16,567	17,432

Cash and cash equivalents at end of year	$2,309	$1,882	$16,567

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
(Dollars in Thousands, Except per Share Amounts)
NOTE 20 — QUARTERLY DATA (UNAUDITED)

	Years Ended December 31,
	2008				2007
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Interest and dividend income	$12,385	$12,363	$12,100	$12,299	$12,201	$12,081	$12,052	$11,839
Interest expense	5,138	5,439	5,604	5,993	6,160	6,315	6,000	6,013

Net interest income	7,247	6,924	6,496	6,306	6,041	5,766	6,052	5,826
Provision for loan losses (1)	1,169	447	368	314	165	57	229	183

Net interest income, after provision for loan losses	6,078	6,477	6,128	5,992	5,876	5,709	5,823	5,643
Non-interest income	1,402	1,286	1,504	1,479	1,965	2,079	1,794	1,972
Non-interest expenses (2)	7,017	6,001	5,910	5,780	6,226	6,250	6,425	6,786

Income before income taxes	463	1,762	1,722	1,691	1,615	1,538	1,192	829
Provision for income taxes	299	541	551	578	465	467	362	238

Net income	$164	$1,221	$1,171	$1,113	$1,150	$1,071	$830	$591

Earnings per common share:
Basic	$0.02	$0.17	$0.16	$0.15	$0.15	$0.14	$0.11	$0.08

Diluted	$0.02	$0.17	$0.16	$0.15	$0.15	$0.14	$0.11	$0.07

(1)	Increase in the fourth quarter of 2008 is primarily due to the $726 increase in the valuation allowance allocated to one non-performing commercial loan relationship.

(2)	Increase in the fourth quarter of 2008 is primarily due to expenses associated with pending merger (See Note 1).